Exhibit 99.1

PRELIMINARY COPY–SUBJECT TO COMPLETION

PROXY

GROWTH CAPITAL ACQUISITION CORP.
300 Park Avenue, 16th Floor
New York, New York 10022
(212) 895-3500

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GROWTH CAPITAL ASQUISITION CORP.
TO BE HELD ON
________________, 2022 AT ________ [A.M./P.M.] EASTERN TIME

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Growth Capital Acquisition Corp. (the “Company”) to be held virtually on ___________, 2022, at ___ [a.m./p.m.] Eastern Time, accessible at https://www.cstproxy.com/gcacorp/2022, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2022, at ______ [a.m./p.m.] Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6, IF PRESENTED.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 2 (THE AMENDED AND RESTATED CHARTER PROPOSAL), “FOR” PROPOSAL 3 (THE NASDAQ PROPOSAL), “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 5 (THE Employee Stock Purchase Plan Proposal), AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL), IF PRESENTED.

EACH OF THE BUSINESS COMBINATION PROPOSAL, THE AMENDED AND RESTATED CHARTER PROPOSAL, THE NASDAQ PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE Employee Stock Purchase Plan Proposal IS CROSS-CONDITIONED ON THE APPROVAL OF EACH OTHER. THE ADJOURNMENT PROPOSAL IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF ANY OF THE BUSINESS COMBINATION PROPOSAL, THE AMENDED AND RESTATED CHARTER PROPOSAL, THE NASDAQ PROPOSAL, THE INCENTIVE PLAN PROPOSAL OR THE Employee Stock Purchase Plan Proposal IS NOT APPROVED, THEN THE BUSINESS COMBINATION WILL NOT BE CONSUMMATED.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

ALL VOTES MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME, _________, 2022

PRELIMINARY COPY–SUBJECT TO COMPLETION

PROXY

GROWTH CAPITAL ACQUISITION CORP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6.

1.	The Business Combination Proposal — To approve and adopt the Business Combination Agreement, dated as of August 4, 2021 (as amended by the Amendment to the Business Combination Agreement, dated as of January 21, 2022, and as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among Growth Capital Acquisition Corp., a Delaware corporation (the “Company”), GCAC Merger Sub Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), and Cepton Technologies, Inc., a Delaware corporation (“Cepton”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Cepton, with Cepton continuing as the surviving corporation and a wholly-owned subsidiary of GCAC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	The Amended and Restated Charter Proposal — To approve the amendment and restatement, in connection with the closing of the Business Combination, of the Company’s existing amended and restated certificate of incorporation by adopting the second amended and restated certificate of incorporation, a copy of which is included as Annex B to the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	The Nasdaq Proposal — To approve, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of (i) shares of the Company’s common stock pursuant to the Business Combination Agreement and (ii) approximately $59.5 million of shares of the Company’s Class A common stock to investors in a PIPE financing to be completed in connection with the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	The Incentive Plan Proposal — To approve and adopt the 2022 Equity Incentive Plan, including the initial share reserve and automatic increases thereunder, a copy of which is included as Annex D to the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	The Employee Stock Purchase Plan Proposal — To approve and adopt the Employee Stock Purchase Plan, including the initial share reserve and automatic increases thereunder, a copy of which is included as Annex E to the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	The Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Company is not authorized to consummate the transactions contemplated by the Business Combination Agreement, including the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.